EXHIBIT 24.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following
Registration Statements of our report dated June 17, 1998 with respect to the consolidated financial statements and financial statement schedule of Universal Security Instruments, Inc. and Subsidiaries as of March 31, 1998 and for the three years then ended included in this Annual Report (Form 10-K).


Registration Statement Number          Description


Non-qualified Stock Option Plan:

2-83323                                Form S-8
33-6953                                Form S-8
33-21226                               Form S-8


Incentive Stock Option Plan:

2-99736                                Form S-8


Employee Stock Purchase Plan:

33-21225                               Form S-8



Deloitte & Touche LLP

Baltimore, Maryland
June 17, 1998